UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 5, 2006
______________

NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
______________

Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway E., Suite 2020
Houston, Texas 77060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 847-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04   Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On June 5, 2006, Newfield Exploration Company (the “Company”) sent a notice to the directors and executive officers of the Company notifying them of a blackout with respect to the Newfield Exploration Company 401(k) Plan. The blackout period is expected to begin on July 1, 2006 and is expected to end during the week of July 23, 2006. The Company provided this notice in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, the blackout trading rules. The Company received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, on May 31, 2006. During the blackout period and for two years after the end of the blackout period, security holders and other interested persons may obtain, without charge, information regarding the actual beginning and ending dates of the blackout period by contacting Terry W. Rathert, Senior Vice President, Chief Financial Officer and Secretary, Newfield Exploration Company, 363 North Sam Houston Parkway East, Suite 2020, Houston, Texas 77060, 281-847-6000.

A copy of the notice of the blackout period to directors and executive officers of the Company is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits

	99.1	Notice of the Blackout Period to Directors and Executive Officers of Newfield Exploration

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: June 5, 2006	By:	/s/ BRIAN L. RICKMERS
Brian L. Rickmers
Controller

3

Exhibit Index

Exhibit No.	Description

99.1	Notice of the Blackout Period to Directors and Executive Officers of Newfield Exploration